                          CONFIDENTIAL TREATMENT REQUESTED

                    SERVICES, DEVELOPMENT AND LICENSE AGREEMENT


     This Agreement made this 30th day of September, 1997 (the "Effective Date"), is by and between Healtheon Corporation, a Delaware corporation with offices at 87 Encina Ave., Palo Alto, CA 94301 ("Healtheon") and Brown & Toland Physician Services Organization, with offices at 1388 Sutter Street, Suite 400, San Francisco, CA 94109 ("B&T").

     WHEREAS, the parties have agreed to form an alliance to address the information technology needs of B&T, develop new applications designed to address the needs of physician practice groups, and pursue other ventures which may be of mutual interest to the parties. The parties hereby agree as follows:

1.   DEFINITIONS.

     1.1 "ADDITIONAL APPLICATIONS" shall mean those applications which are developed by Healtheon, but excluding the Developed Applications, which are designed to run on the Healtheon Platform.

     1.2 "BTH DIVISION" shall mean the division of Healtheon which shall be organized to perform the Services hereunder.

     1.3 "B&T SERVICE" shall mean B&T's physician practice management services, including the practice management services listed on Exhibit A.

     1.4 "DEVELOPED APPLICATIONS" shall mean those applications and any improvements thereto which are developed by Healtheon hereunder and which are designed to run on the Healtheon Platform.

     1.5 "DEVELOPMENT WORK" shall mean the work to be performed hereunder by Healtheon to develop the Developed Applications.

     1.6 "END USER" shall mean any employee, partner, agent or other representative of a Physician Group who is authorized to access and use the B&T Service.

     1.7 "HEALTHEON PLATFORM" shall mean the Healtheon Platform Software, as well as certain industry standard software applications, tools, and processes which provides the operating environment which enables the use of Healtheon developed applications as part of an on-line service which is accessible through the Internet by using industry standard web browsers.

     1.8 "HEALTHEON PLATFORM SOFTWARE" shall mean the proprietary operating system and other software which has been developed by Healtheon which is part of the operating system of the Healtheon Platform.

     1.9 "PHYSICIAN GROUPS" shall mean those physician practice groups for which B&T provides the B&T Service.

     1.10 "SERVICES" shall mean those information technology services described on Exhibit B.

2.   PERFORMANCE OF THE SERVICES AND THE DEVELOPMENT WORK

     2.1 PERFORMANCE OF THE SERVICES. Healtheon, through personnel assigned to its BTH Division, shall perform the Services at certain sites controlled by B&T and/or Healtheon. The initial scope of the Services is set forth as Exhibit
B. Exhibit B may be amended with the written consent of the parties. Healtheon shall perform the Services in accordance with the guidelines set forth in Exhibit B.

     2.2 PERFORMANCE OF THE DEVELOPMENT WORK. Healtheon shall design, develop and complete the Developed Applications. The specifications for each Developed Application shall be developed jointly and mutually approved by the parties. In conjunction with the development of each set of specifications, the parties shall jointly develop a mutually agreeable detailed project plan. Such project plan shall describe, in a degree of detail reasonably satisfactory to the parties, all tasks and responsibilities required for the successful and timely completion of the development and delivery of the applicable Developed Applications.

3.   PROJECT MANAGEMENT

     3.1 PERSONNEL RESOURCES. Healtheon shall commit the number of qualified and experienced personnel which are necessary to perform its obligations under this Agreement and as further outlined in the project plan(s). Healtheon shall have the sole right and obligation to hire, supervise, manage, contract, direct, procure, perform or cause to be performed all work to be performed by Healtheon and its personnel hereunder. Healtheon may engage third parties to render services in connection with the performance of the Services and/or Development Work contemplated hereunder.

     3.2 MANAGEMENT BOARD. The parties shall establish a project executive committee consisting of three (3) senior level employees from each party (the "Management Board"). The Management Board shall have overall project oversight responsibility and management, shall establish appropriate project leadership, and shall be responsible for resolving any matters arising under this Agreement and the Services and Development Work contemplated hereunder.

     3.3 STATUS MEETINGS. The parties shall conduct status meetings on a monthly basis detailing the performance of the Services and Development Work during the period and the work planned to be performed during the upcoming four
(4) week period.

     3.4 CHANGES TO SERVICES, DEVELOPMENT WORK AND PROJECT PLAN. The scope of the Services, the Development Work and the project plans shall not be changed in any material respect without the mutual written agreement of the parties, which agreement shall not be unreasonably withheld.

4.   OWNERSHIP AND LICENSE RIGHTS.

     4.1 OWNERSHIP. B&T acknowledges and agrees that all of the work product produced or developed by Healtheon in connection with Healtheon's performance of the Services and/or Development Work to be provided hereunder, including, but not limited to, all technology of any nature whatsoever, all notes, records, drawings, designs, inventions, improvements, developments, discoveries, trade secrets and any copyrightable material, including but not limited, to the Developed Applications, and all patentable inventions, conceived, made or discovered by Healtheon, solely or in collaboration with others, during the period of this Agreement and which relate in any manner to the Services and/or Development Work to be performed hereunder or which Healtheon may be directed to undertake or investigate, or which Healtheon may become associated with in performing the Services and/or the

Development Work, including any derivative works of any of the foregoing (collectively the "Work Product"), is the sole property of Healtheon. Subject only to the license rights to be granted by Healtheon to B&T in Section 5.1, below, B&T acknowledges and agrees that Healtheon shall have all proprietary rights in and to the Work Product, including, without limitation, all copyrights, patents and trade secret rights, all moral rights, all contract and licensing rights, and all claims and causes of action of any kind with respect to any of the foregoing, whether now known or hereafter to become known, and that Healtheon shall have the sole and exclusive right to use, modify and exploit the Work Product in any manner that Healtheon may choose.

     4.2 PROPRIETARY NOTICES. B&T shall not remove or alter any trademark, trade name, copyright, or other proprietary notices, legends, symbols, or labels appearing on or in materials pertaining to the Work Product. Each portion of the Healtheon documentation reproduced by B&T shall include the intellectual property notice or notices appearing in or on the corresponding portion of such materials as delivered by Healtheon hereunder.

5.   LICENSE AND SERVICE RIGHTS.

     5.1 LICENSE RIGHTS. Healtheon grants to B&T a nonexclusive and nontransferable, fully-paid, right and license, exercisable at B&T's operational site(s), to: (i) use the Developed Applications, in object code form, as part of B&T's physician practice management services which are offered to the Physician Groups; and (ii) use the Work Product (excluding the Developed Applications) delivered to B&T hereunder in conjunction with the operations of B&T's physician practice management services. B&T shall not use, sublicense or otherwise distribute the Work Product, including the Developed Applications, in any other manner except as expressly stated herein. Notwithstanding the foregoing, nothing herein shall be construed so as to limit or interfere with B&T's ability to use the Developed Applications as part of the B&T Service to be offered to Physician Groups, and to enable access and use by End Users in conjunction with the B&T Service.

     5.2 OPTION TO LICENSE HEALTHEON PLATFORM SOFTWARE. Healtheon hereby agrees to grant to B&T a nonexclusive and nontransferable, right and license, exercisable at B&T's operational site(s), to use the Healtheon Platform Software as part of the Healtheon Platform to be deployed at B&T's primary operational site(s) to run the Developed Applications (and any Additional Applications which may be licensed from Healtheon), as part of the B&T Service to be offered to Physician Groups, and to enable access and use by End Users in conjunction with the B&T Service. The applicable one-time, up-front fees for such license(s) shall be [*] net of any third-party royalty obligations. B&T shall not have the right to use, sublicense or otherwise distribute the Healtheon Platform Software in any other manner except as expressly stated herein. Notwithstanding the foregoing, nothing herein shall be construed so as to limit or interfere with B&T's ability to use the Developed Applications (and any Additional Applications which may be licensed from Healtheon) as part of the B&T Service to be offered to Physician Groups, and to enable access and use by End Users in conjunction with the B&T Service. B&T shall be solely responsible for the costs associated with acquiring all third-party hardware and software and implementation services necessary to deploy the Healtheon Platform at B&T's sites.

     5.3 OPTION TO LICENSE ADDITIONAL APPLICATIONS. Healtheon hereby agrees to grant to B&T a nonexclusive and nontransferable, right and license, exercisable at B&T's primary operational site(s), to use the Additional Applications as may be licensed at the option of B&T, as part of the B&T Service to be offered to Physician Groups, and to enable access to End Users in conjunction with the B&T Service.

[*] CONFIDENTIAL TREATMENT REQUESTED

The one-time up-front fee(s) for such license(s) shall be [*] to each such Additional Application as may be licensed by B&T, net of any third-party royalty obligations. B&T shall not use, sublicense or otherwise distribute the Additional Applications in any other manner except as expressly stated herein. Notwithstanding the foregoing, nothing herein shall be construed so as to limit or interfere with B&T's ability to use the Additional Applications which may be licensed from Healtheon as part of the B&T Service to be offered to Physician Groups, and to enable access and use by End Users in conjunction with the B&T Service.

     5.4 OPTION TO USE HEALTHEON SERVICE. If, following the completion of the Developed Applications, B&T does not elect to exercise its license rights under Section 5.1, Healtheon hereby agrees to enter into a Healtheon Service Agreement with B&T whereby Healtheon shall provide B&T and its Physician Groups with access to an on-line service which includes the Developed Applications. Healtheon shall offer such service to B&T and its Physician Groups at [*].

6.   THIRD-PARTY TECHNOLOGY AND LICENSE RIGHTS

     6.1 THIRD-PARTY TECHNOLOGY AND LICENSE RIGHTS. In order to perform the Services and/or Development Work contemplated hereunder, Healtheon may need to have access to the third-party technology and software listed on Exhibit C (the "Third-Party Technology and Software") which is licensed and/or deployed by B&T. B&T hereby agrees to use its best efforts to obtain, at its own expense, all necessary consents, licenses and/or assignment which may be necessary in order for Healtheon to perform the Services and/or Development Work, as contemplated hereunder. In the event that B&T fails to obtain any such necessary consent, license or assignment, B&T shall promptly notify Healtheon in writing and the parties will work together to attempt to find a reasonable accommodation to allow Healtheon to proceed with the work contemplated hereunder without violating any third party rights. In the event that the parties cannot find a reasonable accommodation, neither party shall have any obligation to proceed with any work which would infringe any third-party proprietary rights.
Healtheon shall use reasonable efforts to cooperate with B&T to assist B&T in obtain any necessary consents, licenses and/or assignments.

     6.2 B&T TECHNOLOGY AND LICENSE RIGHTS. B&T hereby grants to Healtheon a right and license to use, modify and copy all technology and software owned by B&T which is necessary for Healtheon to perform its obligations hereunder.

7.   FEES AND PAYMENT

     7.1 FEES AND EXPENSES, PAYMENT. B&T shall pay Healtheon the Fees and Expenses, as set forth in Exhibit D for the Services and the Development Work to be performed hereunder (the "Fees"). Healtheon shall submit invoices to B&T on a monthly basis for the Fees when due. Invoices shall be due and payable within ten (10) days after receipt. The Fees may be changed with the written consent of the parties.

     7.2 OTHER EXPENSES. Healtheon shall have sole responsibility for payment of compensation to its personnel and shall pay and report, for all personnel assigned to perform services hereunder, federal and state income tax withholding, social security taxes, and unemployment insurance applicable to such personnel. Healtheon shall bear sole responsibility for any health or disability insurance, retirement benefits, or other welfare or pension benefits (if any) to which its own personnel may be entitled.

[*] CONFIDENTIAL TREATMENT REQUESTED

     7.3 THIRD-PARTY HARDWARE AND SOFTWARE. In the event that it is reasonably necessary for Healtheon to purchase or license any third-party hardware and/or software in order to perform the Services and/or the Development Work, the Management Board shall determine whether such third-party hardware and/or software should be purchased and/or licensed by B&T or Healtheon and how the cost shall be allocated between the parties.

     7.4 TAXES. All Fees and payments are exclusive of all taxes, duties or levies, however designated or computed. B&T shall be responsible for and pay all taxes upon payments due under this Agreement including, but not limited to, sales, use, or value-added taxes, duties, withholding taxes and other assessments now or hereafter imposed on or in connection with this Agreement, exclusive of taxes based upon Healtheon's net income, except as noted in Section 7.2.

8.   CONFIDENTIALITY

     8.1 CONFIDENTIAL INFORMATION. The parties acknowledge that in the course of performing under this Agreement, each party may be exposed to or acquire information which is proprietary to or confidential to the other party, its suppliers or customers. Any and all such information of one party in any form obtained by the other party or its employees, agents, or representatives in the performance of this Agreement shall be deemed to be confidential and proprietary information of such party. The parties agree to hold such information in strict confidence, to only permit use of such information by its employees and agents having a need to know in connection with performance under this Agreement, and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose the confidential information of the other party to third parties or to use such information for any purposes whatsoever, without the express written permission of the other party and to advise each of their employees, agents, and representatives of their obligations to keep such information confidential. All such confidential and proprietary information described herein in whatever form, including but not limited to the Work Product, is hereinafter collectively referred to as "Confidential Information." Work Product shall be deemed to be the Confidential Information of Healtheon. B&T hereby agrees that it will not disclose any Confidential Information of Healtheon to any person or entity who is not an employee of B&T, without Healtheon's prior written consent and subject to such third party entering into a confidentiality agreement with Healtheon in a form acceptable to Healtheon.

     8.2 EXCEPTIONS TO CONFIDENTIAL INFORMATION. Notwithstanding the obligations set forth in Section 8.1 above, the confidentiality obligations of Healtheon and B&T shall not extend to information that (i) was, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than receiving party; (ii) the receiving party can demonstrate was known to the receiving party as of the time of its disclosure; (iii) the receiving party can demonstrate was independently developed by the receiving party without use of the Confidential Information; or (iv) the receiving party can demonstrate was subsequently learned from a third party not under a confidentiality obligation to the providing party. In the event that a receiving party is required to disclose certain Confidential Information of a disclosing party pursuant to court order or government authority, the receiving party shall provide reasonable notice to the disclosing party prior to such disclosure and shall cooperate with the disclosing party to obtain protection from such disclosure.

9.   REPRESENTATIONS AND WARRANTIES

     9.1 WARRANTIES FOR SERVICES AND THE DEVELOPMENT WORK. Healtheon hereby represents and warrants that (i) each person assigned to perform the Services and/or the Development Work shall have the proper skill, training and background so as to be able to perform the such Services and/or Development Work in a competent and professional manner and
(ii) all Services and/or Development Work and any work product and other materials or documentation delivered under this Agreement shall have been completed in a thorough and professional manner. In the event of a breach of Healtheon's representations and warranties under this Section 9.1, Healtheon's sole obligation shall be to promptly correct any defects identified by B&T, provided that B&T provides Healtheon with written notice within thirty (30) days of becoming aware of the defective work.

     9.2 THIRD-PARTY TECHNOLOGY. B&T hereby represents and warrants that it will use its best effort to obtain all necessary consents, licenses and/or assignments with respect to the third-party technology software which is licensed and/or deployed by B&T and which are necessary in order for Healtheon to perform the Services and Development Work to be performed hereunder. In the event that B&T has failed to obtain any necessary consent, license or assignment, B&T shall have notified Healtheon in writing.

     9.3 AUTHORITY. Healtheon and B&T each hereby represents and warrants to the other that it is duly organized and validly existing under the laws of the jurisdiction in which it is organized, in good standing therein, and has the power to enter into this Agreement and to perform its obligations hereunder and, furthermore, that the performance by it of its obligations under this Agreement has been duly authorized by all necessary corporate or other action and will not violate any provision of law or regulation or of any corporate charter or bylaws.

     9.4 NO IMPLIED WARRANTIES. THE WARRANTIES STATED ABOVE IN THIS SECTION 9 ARE THE ONLY WARRANTIES MADE BY EITHER PARTY. HEALTHEON DOES NOT MAKE AND HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. B&T ACKNOWLEDGES THAT COMPLEX COMPUTER SOFTWARE AND SERVICES, SUCH AS THE DEVELOPED APPLICATIONS AND THE SERVICES, ARE RARELY FREE OF DEFECTS OR ERRORS AND HEALTHEON DOES NOT WARRANT THE SAME.

10.  LIMITATION OF LIABILITY

     10.1 EXCLUSION OF CERTAIN DAMAGES. [*] UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY SHALL EITHER PARTY HAVE ANY LIABILITY FOR LOSS OF PROFITS, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     10.2 LIMITATION OF LIABILITY. [*] IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY FOR ANY MATTER ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEED THE AMOUNT OF THE FEES PAID FOR THE PARTICULAR SERVICES OR DEVELOPMENT WORK WHICH GAVE RISE TO SUCH CLAIM UNDER THIS AGREEMENT. The remedies provided herein are the parties' sole and exclusive remedies.

[*] CONFIDENTIAL TREATMENT REQUESTED

11.  INDEMNIFICATION

     11.1 INDEMNIFICATION. Healtheon agrees to hold harmless and defend B&T from and against any and all claims, actions, or proceedings, arising out of any actual or alleged infringement by Healtheon of any copyright or any U.S. patent, trademark, or trade secret right or other proprietary right, with respect to the Work Product, as delivered by Healtheon hereunder and used by B&T in accordance with the terms of this Agreement. B&T agrees to hold harmless and defend Healtheon from and against any and all claims, actions, or proceedings, arising out of any actual or alleged infringement by Healtheon of any copyright or any U.S. patent, trademark, or trade secret right or other proprietary right which arises out of B&T's failure to obtain any necessary consents, licenses, or assignments with respect to any third-party technology or software which has been licensed and/or deployed by B&T and which is necessary in order for Healtheon to perform its obligations hereunder ("B&T Third-Party Technology Rights").

     11.2 LIMITATIONS. Healtheon shall have no indemnity obligation for claims resulting from or alleged to result from (i) development work performed by Healtheon in compliance with B&T's specifications where Healtheon's method of compliance has been compelled by the terms of B&T's specifications; or (ii) B&T's use of the Work Product in combination with any hardware or software not furnished by or authorized by Healtheon hereunder, if such combination is the cause of such claim, or any modifications which have been made by B&T. In addition, Healtheon shall have no indemnity obligation for claims of infringement resulting or alleged to result from B&T's failure within a reasonable time frame to implement any replacement or modification which conforms to the requirements of Section 11.4 herein. B&T shall have no indemnity obligations for claims resulting from or alleged to result from Healtheon's breach of any B&T Third-Party Technology Rights where appropriate consents, licenses and/or assignments were obtained and Healtheon failed to adhere to the terms of applicable consents, licenses and/or assignments.

     11.3   PAYMENT AND COOPERATION. Subject to the limitations set forth in
Section 11.2 above, the Indemnifying Party shall pay all damages settlements, expenses, costs and reasonable attorney's fees, incurred by the Indemnified Party arising out of the matters set forth in Section 11.1 provided that such payment shall be contingent on: (i) prompt notice to the Indemnifying Party in writing of such claim to enable it to defend or mitigate the same; (ii) cooperation by the Indemnified Party with the Indemnifying Party in the defense and or settlement thereof, at the Indemnifying Party's expense; and (iii) allowing the Indemnifying Party to control the defense and all related settlement negotiations.

     11.4 REMEDY. If, in the event of an infringement action pertaining to the Work Product and B&T's use of the Work Product is disrupted, Healtheon shall, at its option, (i) provide B&T with access to software which is functionally equivalent to the infringing elements of the Work Product, without additional charge; (ii) modify the infringing portions of the Work Product to avoid the infringement; or (iii) obtain a license for B&T to continue use of the Work Product for the term of this Agreement and pay for any additional fee required for such license, subject to B&T's approval, which shall not be unreasonably withheld.

     11.5 LIMITATIONS. SECTION 11 SETS FORTH THE PARTIES' SOLE OBLIGATION, AND THE SOLE RECOURSE AGAINST THE OTHER PARTY IN THE EVENT OF ANY CLAIM OF INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

12.  TERM AND TERMINATION

     12.1. TERM. This Agreement shall continue for a fixed term of three (3) years from the date hereof unless terminated earlier under the provisions of this Section 12 or by the mutual written agreement of the parties. Notwithstanding the foregoing, the licenses granted in Section 5.1 shall continue for a term of [*] from the Effective Date and shall renew automatically for successive additional [*] terms unless terminated earlier pursuant to Section 12.3 or 12.4, or by the mutual written consent of the parties.

     12.2 TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement upon one hundred twenty days (120) prior written notice to the other for any reason.

     12.3 TERMINATION BY EITHER PARTY FOR DEFAULT. If either party defaults in the performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days of such notice the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, then the Agreement shall automatically terminate at the end of that period.

     12.4 INSOLVENCY. Either party may terminate this Agreement by written notice to the other, and may regard the defaulting party as in default of this Agreement, if the defaulting party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise.

     12.5 EFFECT OF TERMINATION. The provisions of Sections 7(with respect to Fees and other payments which were due and payable as of the date of termination), 4, 8, 10, 11, and 13 (to the extent applicable) shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement. In the event of a termination, neither party shall be entitled to any refund of the fees paid or cost incurred for the development performed hereunder. Provided that this Agreement is not terminated pursuant to Section 12.4 pursuant to B&T's insolvency, upon termination, Healtheon shall deliver to B&T a copy of (i) each Developed Application which has been completed as of the date of termination, in object code form, and the related user documentation, and (ii) all portions of Developed Applications which were under development but not yet completed as of the date of termination, in object code form, and the related user documentation, if any. Materials delivered pursuant to Section 12.5(ii) shall be delivered on an "as-is" basis.

     12.6 RETURN OF MATERIALS. Within thirty (30) days after the termination of this Agreement, each party shall return to the other, all Confidential Information, and other material of any kind which is the property of the other party.

13.  GENERAL

     13.1 NO EXCLUSIVITY OR RESTRICTION ON OTHER ACTIVITY. Except as expressly set forth in this Agreement, nothing herein shall preclude either party from entering into agreements to obtain similar services or development work from third parties or from providing similar services or development work to third parties.

[*] CONFIDENTIAL TREATMENT REQUESTED

     13.2 RELATIONSHIP OF PARTIES. The relationship of the parties shall be that of independent contractors. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, or to represent the other party as agent, employee, or in any other capacity, except as specifically provided herein.

     13.3 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the respective parties and their permitted successors and assigns. Neither party shall not transfer, assign, sublicense or subcontract any right or obligation hereunder, except as expressly provided herein.

     13.4 NO WAIVER. Either party's failure to exercise any right under this Agreement shall not constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by such party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

     13.5 NOTICES. All notices or other communications which are required or permitted to be given hereunder shall be in writing and shall be sent to the address of the recipient set forth below or such other address as the recipient may designate by notice given in accordance with the provisions of this Section with copies to:

In the case of Healtheon:               In the case of B&T:

     Healtheon Corporation              Brown & Toland
     87 Encina Avenue                   1388 Sutter Street, Suite 400
     Palo Alto, California 94302        San Francisco, CA 94109
     Attn: President                    Attn: President
     Copy to: General Counsel           Copy to: General Counsel

Any such notice shall be delivered by either (i) first class registered or certified airmail, postage prepaid, and shall be deemed to have been served forty-eight (48) hours after posting; or (ii) express courier service, service fee prepaid, and shall be effective upon delivery.

     13.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     13.7 SEVERABILITY. The invalidity of one or more phrases, sentences, clauses or articles contained in this Agreement shall not affect the remaining portions of this Agreement or any part thereof; and in the event that one or more phrases, sentences, clauses or articles shall be declared void or unenforceable this Agreement shall be amended to include only such portions of such phrases, sentences, clauses or articles that are not invalid, void or unenforceable.

     13.8 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, along with the Exhibits attached hereto, sets forth the entire agreement between the parties and supersedes any other prior proposals, agreements and representations between them related to its subject matter, whether written or oral. No modifications or amendments to this Agreement shall be binding upon the parties unless made in writing and duly executed by authorized officials of both parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.


       Healtheon Corporation                 Brown & Toland Physician
                                             Services Organization



By: /s/                                    By: /s/
   ---------------------------------          -------------------------------

Title: President and CEO                   Title: President
      ------------------------------             ----------------------------

Date:                                      Date:
      ------------------------------             ----------------------------

                                     EXHIBIT A

                                    B&T SERVICE

"B & T Services" shall mean B & T's physician practice, physician group practice, and IPA management services which include, but not be limited to, the following services:

-    Claims processing, adjudication, eligibility, and encounter data
-    Risk pool management
-    Utilization management
-    Authorization and referral management
-    Care management including inpatient and outpatient case management
-    Inpatient physician program management
-    Disease management and wellness programs
-    Provider credentialling
-    Health plan member marketing
-    Provider relations
-    Health plan and provider contracting
-    Quality management
-    Practice management including office management, billing and collections
- Financial services including accounting, audit, budget, financial reporting, and taxes
-    Medical group and IPA administration
-    Capitation management
-    Health Plan Member services

which are offered to "Physician Groups.

                                     EXHIBIT B

                                      SERVICES


-    Operate, maintain and enhance B&T applications
- Operate and maintain B&T hardware and software infrastructure, network and desktop environment
-    Provide technical support to internal and external B&T users
-    Provide support for B&T new site implementations
       -    project planning and management
       -    solution design
       -    installation of hardware and software
       -    user technical support and training

                                      EXHIBIT C

                         Third-Party Technology and Software

                                     EXHIBIT D

                                 FEES AND EXPENSES


1.   Fee and Expenses for Services

B&T will pay [*] of all "cost" (as defined below) incurred by Healtheon in performing the Services.

2.   Fee and Expenses for Development Work

B&T will pay [*] of all "cost" (as defined below) incurred by Healtheon in performing the Development Work.


DEFINITION OF COST

Cost will include Healtheon's "fully loaded" cost (which include payroll, benefit, support services, corporate overhead and other appropriate expenses) for all full time employees assigned to the BTH Division, and all direct expenses (consultants, contractors, recruiting expenses and fees, outside services, travel, etc.). For Healtheon's employees that are not assigned full time to the Division, they will charged their time performing or supporting the Services based on a set rate, which is subject to change based on the cost structure of Healtheon. The initial rates are:-

Level 1   [*] per hour
Level 2   [*] per hour
Level 3   [*] per hour

For Healtheon's employees that are not involved in this project, they will charge their time providing short term consulting services to this project or B&T based on [*]. The current rates are :-

Level 1   [*] per hour
Level 2   [*] per hour
Level 3   [*] per hour

Cost for additional capital equipment or computer processing needed to perform the Services or Development Work will be paid by B&T.

[*] CONFIDENTIAL TREATMENT REQUESTED

                                         -14-